SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K


                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                Date of Report (Date of earliest event reported):
                          May 23, 2000 (May 10, 2000)

                           AMERICAN TOWER CORPORATION
             (Exact name of registrant as specified in its charter)

    Delaware                          001-14195              65-0723837
    --------                          ---------              ----------
(State or Other Jurisdiction         (Commission             (IRS Employer
   of Incorporation)                 File Number)            Identification No.)




        116 Huntington Avenue
        Boston, Massachusetts                                   02116
--------------------------------------------------------------------------------
(Address of Principal Executive Offices)                     (Zip Code)




                                 (617) 375-7500
              (Registrant's telephone number, including area code)

Item 2.  Acquisition or Disposition of Assets.

The  following   information  serves  to  update  the  status  of  the  AirTouch transaction as previously disclosed in the January 31, 2000 and March 14, 2000 Current Reports on Form 8-K:

On May 10, 2000, American Tower Corporation (the "Company") leased 220 additional towers and paid total cash consideration of approximately $83.8 million under the terms of the Agreement to Sublease, dated as of August 6, 1999 by and among AirTouch Communications, Inc., the other parties named therein as sublessors, the Company and American Tower, L.P. ("ATLP"). The Company financed the transaction through borrowings under its credit facility.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

         (c)  Exhibits.

         Exhibit 10.1 Agreement to Sublease, dated as of August 6, 1999 by and among AirTouch Communications, Inc., the other parties named therein as sublessors, the Company and ATLP.*


* Filed as Exhibit 10.1 from the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1999.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                  AMERICAN TOWER CORPORATION
                                  (Registrant)


Date: May 23, 2000                By: /s/ Justin D. Benincasa
                                      Name: Justin D. Benincasa
                                      Title: Vice President and
                                             Corporate Controller